SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 25, 2006

                           ONSTREAM MEDIA CORPORATION
                           --------------------------
             (Exact name of registrant as specified in its charter)

                                     Florida
                                     -------
                 (State or Other Jurisdiction of Incorporation)

       000-22849                                          65-0420146
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(Commission File Number)                    (IRS Employer Identification Number)

                 1291 SW 29 Avenue, Pompano Beach, Florida 33069
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                   (Address of executive offices and Zip Code)

                                  (954)917-6655
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              (Registrant's Telephone Number, Including Area Code)


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          (Former name or former address, if changed since last report)

      Check the appropriate box below if the Form 8-K filing is intended to satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CRF 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition

      On July 27, 2006 Onstream Media Corporation ("the Company") issued a press release announcing that it expects to report sales of approximately $2.3 million for the third quarter of fiscal 2006, which ended on June 30, 2006. The Company expects to release its full 10-QSB report for the period ended June 30, 2006 in accordance with SEC deadlines and this revenue announcement should not be considered a replacement for the details to be included in that report. Furthermore, the Company cautions that this revenue announcement is not intended and should not be used as guidance of any kind with regards to any other financial results for the quarter, including, but not limited to, gross margin, operating income (loss), net income (loss), segment information or cash flows. A copy of the press release, which is incorporated herein by reference, is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 5.02 Departure of Directors or Principal Officers; Election Of Directors; Appointment of Principal Officers

      On July 31, 2006 Onstream Media Corporation issued a press release announcing the appointment of Carl Silva to the Company's Board of Directors, which appointment was made by the other members of the Board on July 25, 2006. Mr. Silva replaces General Ronald W. Yates, who resigned from his post on the Board on July 25, 2006 to devote more time to other professional interests. A copy of the press release, which is incorporated herein by reference, is attached to this Current Report on Form 8-K as Exhibit 99.2.

      Mr. Silva will serve on the Company's Audit, Compensation, Governance and Nominating and Finance Committees. He will receive $3,750 per quarter as compensation for serving on the Board of Directors, as well as reimbursement of reasonable out-of-pocket expenses incurred in connection with his attendance at board meetings. In accordance with his appointment to the Board of Directors, the Company issued Mr. Silva immediately exercisable four-year options to purchase 50,000 shares of the Company's common stock with an exercise price of $0.88 per share (fair market value on the date of issuance).

      Mr. Silva also holds warrants to purchase 14,810 shares of the Company's common stock at an exercise price of $3.376 per share, which warrants were granted to him in connection with the Onstream Merger, which closed in December 2004.

Item 9.01 Financial Statements and Exhibits.

(c)   Exhibits

Exhibit No.             Description

99.1                    Press release dated July 27, 2006
99.2                    Press release dated July 31, 2006

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                ONSTREAM MEDIA CORPORATION


                                                By: /s/ Robert E. Tomlinson
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July 31, 2006                                       Robert E. Tomlinson, CFO